Exhibit 99.1

ARBOR REALTY TRUST, INC.

ARTICLES OF AMENDMENT

Arbor Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by deleting the definition of “Aggregate Stock Ownership Limit” in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

“Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 5.0 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.”

SECOND: The charter of the Corporation is hereby further amended by deleting the definition of “Common Stock Ownership Limit” in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

“Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 5.0 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.”

THIRD: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: There has been no change in the authorized stock of the Corporation effected by the amendments to the charter of the Corporation as set forth above.

FIFTH: These Articles of Amendment shall become effective upon the date set forth below.

SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 1st day of June, 2012.

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer and Treasurer

ATTEST

/s/ John Bishar
Name: John Bishar
Title: Secretary

(SEAL)